Exhibit 99.2

Overseas Shipholding Group Commences Tender Offers and Consent Solicitations For 8.125% Senior Notes due 2018, 7.50% Senior Notes II due 2021, 7.50% Senior Notes I due 2021 and 7.50% Senior Notes due 2024

New York, NY – December 2, 2015 – Overseas Shipholding Group, Inc. (NYSE MKT:OSG, OSGB) (the “Company” or “OSG”) today announced that it is commencing cash tender offers (each, a “Tender Offer” and, collectively, the “Tender Offers”) for up to $119,076,000 in aggregate principal amount of the Company’s outstanding 8.125% Senior Notes due 2018 (the “2018 Notes”), and any and all of the Company’s outstanding 7.50% Senior Notes II due 2021 (the “Election 2 Notes”), 7.50% Senior Notes I due 2021 (the “Election 1 Notes”) and 7.50% Senior Notes due 2024 (the “2024 Notes” and, together with the 2018 Notes, the Election 2 Notes and the Election 1 Notes, the “Notes”). In conjunction with the Tender Offers, the Company is soliciting consents (“Consents”) from registered holders (“Holders”) of each series of Notes (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to amend the applicable indenture governing such series of Notes to affirm that for the purposes of the restriction in such indenture on the Company’s ability to dispose of assets, the Company’s international operations, held through its subsidiary OSG International, Inc. (“OIN”), do not constitute all or substantially all, or substantially an entirety, of the Company’s assets.

Holders may either tender their Notes pursuant to the applicable Tender Offer or separately deliver their Consents pursuant to the applicable Consent Solicitation without tendering their Notes pursuant to the applicable Tender Offer (the “Consent Only Option”). Holders who validly tender their Notes will be deemed to consent to the proposed amendment to the applicable indenture.

Certain information regarding the Notes and the terms of the Tender Offers and the Consent Solicitations is summarized in the table below.

Title of Security	CUSIP and ISIN Numbers	Principal Amount Outstanding Held by non-Affiliates[1]	Tender Cap (if applicable)		Total Consideration[3]	Early Tender Payment (if applicable)[3]	Consent Payment[4]	Tender Offer Consideration[3]
8.125% Senior Notes due 2018	690368AH8 US690368AH88	$238,151,000	$119,076,000	[2]	$1,090.00	$30.00	$30.00	$1,030.00
7.50% Senior Notes II due 2021	69036RAB9 US69036RAB96	$102,565,000	N/A		$1,130.00	$30.00	$30.00	$1,070.00
7.50% Senior Notes I due 2021	69036RAA1 US69036RAA14	$3,508,000	N/A		$1,130.00	$30.00	$30.00	$1,070.00
7.50% Senior Notes due 2024	690368AG0 US690368AG06	$684,000	N/A		$1,130.00	N/A	$30.00	$1,100.00
(1)	As of December 2, 2015.
(2)	The 2018 Notes Tender Cap represents a majority of the aggregate principal amount of 2018 Notes held by non-affiliates.
(3)	Per $1,000 principal amount of Notes that are accepted for purchase.
(4)	Per $1,000 principal amount of Notes with respect to which Consents are accepted for payment.

The Tender Offers and the Consent Solicitations are subject to certain conditions. The execution of the supplemental indenture effecting the proposed amendment to the indenture governing the 2018 Notes requires the consent of a majority in aggregate principal amount of the 2018 Notes outstanding, excluding any 2018 Notes held by the Company or an affiliate. Execution of the supplemental indentures to the indentures governing the 2018 Notes and Election 2 Notes are conditions precedent to consummation of the Tender Offer and the Consent Solicitation for the 2018 Notes.

The execution of the supplemental indentures effecting the proposed amendments to each of the indentures governing the Election 2 Notes, Election 1 Notes and 2024 Notes requires the consents of 66 2/3% in aggregate principal amount outstanding of each of the Election 2 Notes (in order to effect the proposed amendment to the indenture governing the Election 2 Notes), Election 1 Notes (in order to effect the proposed amendment to the indenture governing the Election 1 Notes) and 2024 Notes (in order to effect the proposed amendment to the indenture governing the 2024 Notes), respectively, in each case excluding any Notes held by the Company or an affiliate. Execution of the supplemental indentures to the indentures governing the 2018 Notes and Election 2 Notes are conditions precedent to consummation of the Tender Offer and the Consent Solicitation for the Election 2 Notes. The Tender Offer and the Consent Solicitation for each of the Election 1 Notes and 2024 Notes is not conditioned on the success of the Consent Solicitation for any other series of Notes. However, the Tender Offer and the Consent Solicitation for each of the Election 1 Notes and 2024 Notes is conditioned on the execution of the supplemental indenture necessary to amend the indenture governing the respective series of Notes.

The terms and conditions of the Tender Offers and the Consent Solicitations are described in the Company’s Offers to Purchase and Consent Solicitation Statements, each dated today (the “Statements”) and the Letters of Transmittal and Consent attached thereto, which set forth the complete terms of each Tender Offer and Consent Solicitation.

The Tenders Offers and the Consent Solicitations for the 2018 Notes, the Election 2 Notes and the Election 1 Notes will expire at 11:59 p.m., New York City time, on December 30, 2015 (with respect to each such series of Notes, the “Expiration Time”), and the Consent Only Option for the 2018 Notes, the Election 2 Notes and the Election 1 Notes will expire at 5:00 p.m. New York City time, on December 15, 2015 (with respect to each such series of Notes, the “Early Tender/Consent Only Deadline”), in either case unless extended or earlier terminated with respect to each such series of Notes by the Company. The Tender Offer and the Consent Solicitation and the Consent Only Option for the 2024 Notes will expire at 11:59 p.m., New York City time, on January 4, 2016 (with respect to such series of Notes, the “Expiration Time”), unless extended or earlier terminated by the Company.

With respect to the Tender Offers and the Consent Solicitations for the 2018 Notes, the Election 2 Notes and the Election 1 Notes, tendered Notes may not be withdrawn, and Consents may not be revoked, after 5:00 p.m., New York City time, on December 15, 2015 (as may be extended with respect to each such series of Notes by the Company, the “Withdrawal Deadline”), unless required by applicable law. With respect to the 2024 Notes, tendered Notes may not be withdrawn, and Consents may not be revoked, after 5:00 p.m., New York City time, on December 21, 2015 (as may be extended with respect to the 2024 Notes, the “Withdrawal Deadline”), unless required by applicable law.

Holders validly tendering, and not validly withdrawing, 2018 Notes, Election 2 Notes and Election 1 Notes at or prior to the applicable Early Tender/Consent Only Deadline will be eligible to receive the applicable Total Consideration, which includes the Early Tender Payment and the Consent Payment set forth above for the applicable series of Notes, payable on the applicable payment date. Holders validly tendering, and not validly withdrawing, 2018 Notes, Election 2 Notes and Election 1 Notes after the applicable Early Tender/Consent Only Deadline but at or prior to the applicable Expiration Date will be eligible to receive only the Tender Offer Consideration and the Consent Payment, which represents the Total Consideration less the Early Tender Payment, payable on the applicable payment date. Holders validly tendering, and not validly withdrawing, 2024 Notes on or before the applicable Expiration Time will be eligible to receive the applicable Total Consideration, which includes the Consent Payment set forth above for such series of Notes. In addition, Holders whose Notes are accepted for payment in the Tender Offers will receive accumulated and unpaid interest from and including the last interest payment date to, but not including, the applicable payment date for their Notes purchased pursuant to the applicable Tender Offer.

If the purchase of all validly tendered 2018 Notes would cause us to purchase a principal amount greater than the applicable Tender Cap set forth above, then such Tender Offer will be oversubscribed and the Company, if it accepts 2018 Notes in the Tender Offer, will accept for purchase tendered 2018 Notes on a prorated basis as described in the applicable Statement. Even if a Holder’s tendered 2018 Notes are prorated, the Holder will be deemed to have delivered Consents with respect to all 2018 Notes tendered at or prior to the applicable Expiration Time and will receive the applicable Consent Payment in respect of all such 2018 Notes returned to such Holder.

Holders validly delivering, and not validly revoking, Consents at or prior to the applicable Early Tender/Consent Only Deadline (with respect to 2018 Notes, Election 2 Notes and Election 1 Notes) or at or prior to the applicable Expiration Time (with respect to the 2024 Notes) pursuant to the Consent Only Option (and therefore not tendering the related Notes pursuant to the applicable Tender Offer) will be eligible to receive the Consent Payment set forth above for the applicable series of Notes, payable on the applicable payment date.

If the conditions applicable to the applicable Tender Offer and related Consent Solicitation are not satisfied, and as more fully described in the applicable Statement, the Company may waive any condition applicable to such Tender Offer or Consent Solicitation, and may terminate, extend or amend such Tender Offer and Consent Solicitation and the applicable withdrawal deadline thereunder. Capitalized terms used in this release and not defined herein have the meanings given them in the applicable Statement.

Jefferies LLC is serving as the Dealer Manager for the Tender Offers and Solicitation Agent for the Consent Solicitations. For additional information regarding the terms of the Tender Offers and the Consent Solicitations, please contact: Jefferies LLC at (888) 708-5831 (toll-free) or (203) 363-8273 (collect). Requests for documents may be directed to Ipreo LLC, which is acting as Information Agent and Depositary for the Tender Offers and the Consent Solicitations, at (888) 593-9546 (toll-free).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE, A SOLICITATION OF AN OFFER TO PURCHASE OR A SOLICITATION OF CONSENT WITH RESPECT TO ANY SECURITIES. THE TENDER OFFERS AND THE CONSENT SOLICITATIONS ARE BEING MADE SOLELY PURSUANT TO THE STATEMENTS AND RELATED LETTERS OF TRANSMITTAL AND CONSENT, WHICH SET FORTH THE COMPLETE TERMS OF EACH TENDER OFFER AND CONSENT SOLICITATION WHICH HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE TENDER OFFERS AND THE CONSENT SOLICITATIONS ARE NOT BEING MADE TO HOLDERS OF NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF OR ACCEPTANCE OF THE TENDER OFFERS OR THE CONSENT SOLICITATIONS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE COMPANY EXPRESSLY RESERVES THE RIGHT, SUBJECT TO APPLICABLE LAW, TO TERMINATE THE TENDER OFFERS AND THE CONSENT SOLICITATIONS.

About OSG

Overseas Shipholding Group, Inc. (NYSE MKT: OSG, OSGB) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (“SEC”), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to accept for purchase Notes tendered in the Tender Offers, to make any payments pursuant to the terms of the Tender Offers and the Consent Solicitations and to amend the indentures governing the Notes. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2014 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

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